EXHIBIT  11

                      COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                              Year Ended
                                                         ----------------------------------------------------
                                                         Dec. 31               Dec. 25              Dec. 26
                                                          1995                   1994                 1993
                                                          ----                   ----                 ----
PRIMARY

Average shares outstanding                                 49,726               53,944                54,851

Net effect of dilutive
    stock options-based upon the
     Treasury Stock method
     using the average market price                           372                  331                   481
                                                         --------             --------              --------
                     TOTAL                                 50,098               54,275                55,332
                                                         ========             ========              ========
Income before cumulative effect of
  change in accounting principle                         $167,382             $170,900              $148,089

Cumulative effect of change in accounting
      principle for contributions                          (7,320)
                                                         --------             --------              --------
                     Net Income                          $160,062             $170,900              $148,089
                                                         ========             ========              ========
Earnings per common and common equivalent share
   Income before cumulative effect of
     change in accounting principle                      $   3.34             $   3.15              $   2.68

   Cumulative effect of change in
     accounting principle for contributions                 (0.15)
                                                         --------             --------              --------
                     Net Income                          $   3.19             $   3.15              $   2.68
                                                         ========             ========              ========
FULLY DILUTED

Average shares outstanding                                 49,726               53,944                54,851

Net effect of dilutive stock
  options - based upon Treasury
  Stock method using the higher
  of quarter-end or average
  market price                                                453                  365                   511
                                                         --------             --------              --------
                     TOTAL                                 50,179               54,309                55,362
                                                         ========             ========              ========
Income before cumulative effect of
  change in accounting principle                         $167,382             $170,900              $148,089

Cumulative effect of change in accounting
      principle for contributions                          (7,320)
                                                         --------             --------              --------
                     Net Income                          $160,062             $170,900              $148,089
                                                         ========             ========              ========
Earnings per common and common equivalent share
   Income before cumulative effect of
     change in accounting principle                      $   3.34             $   3.15              $   2.67

   Cumulative effect of change in
     accounting principle for contributions                 (0.15)
                                                         --------             --------              --------
                     Net Income                          $   3.19             $   3.15              $   2.67
                                                         ========             ========              ========

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